EXHIBIT 23.2

CONSENT OF HILL, BARTH & KING LLC, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in Amendment Number One to the Registration Statement on Form S-3 and related Prospectus of Bancshares of Florida, Inc., for the registration of 915,000 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 2003, relating to the financial statements of Bancshares of Florida, Inc. as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000.

/s/ Hill, Barth & King LLC

Certified Public Accountants

Naples, Florida

August 4, 2005